                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                         April 14, 2000 (April 7, 2000)
                ------------------------------------------------
                Date of Report (Date of earliest event reported)

                              PHILIP SERVICES CORP.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

               Ontario                     0-20854             Not Applicable
-----------------------------        ------------------        --------------
(State or other jurisdiction)         (Commission File         (IRS Employer
      of incorporation)                    Number)           Identification No.)


  100 King Street West, P.O. Box 2440, LCD1, Hamilton, Ontario, Canada L8N 4J6
  ----------------------------------------------------------------------------
          (Address of principal executive offices, including zip code)

       Registrant's telephone number, including area code: (905) 521-1600

                                 NOT APPLICABLE
                       ----------------------------------
         (Former name or former address, if changed since last report.)

ITEM 5. OTHER EVENTS

     On June 25, 1999, Philip Services Corp., an Ontario corporation ("PSC"), together with its wholly owned subsidiary, Philip Services Corporation (formerly named Philip Services (Delaware), Inc.), a Delaware corporation ("Philip"), and certain of their subsidiaries filed a voluntary application with the Ontario Superior Court of Justice in Toronto, Canada (the "Ontario Court"), to reorganize under the Companies' Creditors Arrangement Act (Canada) (the "CCAA") and voluntary petitions with the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"), under Chapter 11 of the United States Bankruptcy Code, 11 U.S.C. sections 101-1330, as amended (the "Bankruptcy Code"). On September 17, 1999, PSC, Philip and such subsidiaries filed an Amended and Restated Plan of Compromise and Arrangement under the CCAA with the Ontario Superior Court of Justice in Toronto, Canada, and an Amended Joint Plan of Reorganization and a Disclosure Statement under Chapter 11 with the Bankruptcy Court. On September 21, 1999, PSC, Philip and such subsidiaries filed a further Amended and Restated Plan of Compromise and Arrangement (the "Amended Canadian Plan") under the CCAA with the Ontario Court, and an Amended Joint Plan of Reorganization (the "Amended U.S. Plan", and together with the Amended Canadian Plan, the "Plan") and a Disclosure Statement under Chapter 11 with the Bankruptcy Court. On November 26, 1999 the Ontario Court approved and sanctioned the Amended Canadian Plan, and on November 30, 1999, the Bank ruptcy Court entered its confirmation order confirming the Amended U.S. Plan. On April 7, 2000, the Plan became effective. Under the Plan, Philip emerged as the successor public entity.

     Through the financial reorganization and proceeds from the prior sale of assets, the Philip's senior secured debt has been reduced from over $1 billion to $235 million and $100 million in secured convertible payment-in-kind debt. The $235 million in senior secured debt will be further reduced to approximately $190 million once Philip completes the sale of its UK Metals business to Simsmetal Limited. In addition, Philip has converted approximately $140 million of unse cured obligations into $48 million in payment-in-kind notes and $18 million in convertible payment-in-kind notes. Class action suits against PSC have been settled in return for 1.5% of the equity in Philip.

     Pursuant to the Plan, 24 million shares of common stock ("Common Shares") will be issued by Philip on a pro rata basis to its secured lenders (91%), unsecured creditors (5%), existing shareholders of PSC (2%), class action claim-ants (1.5%) and other equity claimants (0.5%). The 2% of the Common Shares to be issued to former shareholders of PSC represents a total of 480,000 shares or one share for every 273 shares of PSC held as of the record date.

     On April 11, 2000 Philip announced that The Toronto Stock Exchange (the "TSE") had set a record date of April 19, 2000 to determine shareholders of PSC entitled to receive shares of the newly restructured company. Shares of Philip will commence trading on the TSE under the stock symbol "PSC" and on the Nasdaq OTC under the symbol "PHVC".

     A copy of the press release announcing the effectiveness of the Plan is attached hereto as Exhibit 99.1. A copy of the press release announcing that the TSE has set a record date to determine shareholders of PSC entitled to receive Common Shares is attached hereto as Exhibit 99.2.

Exhibit
Number           Description
------           -----------
99.1             Press release announcing that PSC has completed its financial reorganization dated April 7, 2000

99.2 Press release, dated April 11, 2000, announcing that the TSE has set a record date to determine issuance of shares in Philip


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 PHILIP SERVICES CORPORATION


                                 By:  /s/ Colin H. Soule
                                      ------------------
                                      Colin H. Soule
                                      Executive Vice President,
                                      General Counsel and
                                      Corporate Secretary
Date:  April 14, 2000

                                  EXHIBIT INDEX

Exhibit
Number            Description
------            -----------
99.1              Press release announcing that PSC has completed its financial reorganization dated April 7, 2000

99.2 Press release, dated April 11, announcing that the TSE has set a record date to determine issuance of shares in Philip